Exhibit 8.1

April 11, 2022

Gold Royalty Corp.

1030 West Georgia Street

Suite 1830

Vancouver, British Columbia V6E 2Y3

Ladies and Gentlemen:

We have acted as United States special counsel to Gold Royalty Corp., a Canadian corporation (“Gold Royalty”), in connection with the preparation of the Registration Statement on Form F-4 (as amended, and together with the prospectus/offer to exchange filed therewith, the “Registration Statement”) (Registration No. 333-262100) originally filed with the Securities and Exchange Commission (the “Commission”) on January 11, 2022, under the Securities Act of 1933, as amended (the “Securities Act”), by Gold Royalty.

The Registration Statement is being filed in connection with the offer to acquire (the “Offer”) all of the outstanding shares (“Elemental Shares”) of Elemental Royalties Corp., a British Columbia corporation (“Elemental”) (other than any Elemental Shares held directly or indirectly by Gold Royalty and its affiliates), together with the associated rights issued under that certain shareholder rights plan of Elemental, in exchange for common shares of Gold Royalty.

You have requested our opinion in connection with the filing of the Registration Statement with the Commission. Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement

For purposes of rendering this opinion, we have relied upon the accuracy and completeness of the factual statements and representations that are contained in the Registration Statement, the representation letter provided to us by Gold Royalty, and such other records, documents, and information as in our judgment are necessary or appropriate to enable us to provide such opinion. We have not undertaken any independent investigation of any factual matter set forth in any of the foregoing, and we have assumed that (i) such factual statements and representations are accurate and complete as of the date hereof and will be accurate and complete through the consummation of the Offer, (ii) the factual statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification, (iii) the Offer will be consummated in the manner contemplated by, and in accordance with, the terms set forth in the Registration Statement without the waiver of any material condition, and (iv) the Offer will be effective under applicable law. The Registration Statement represents the entire understanding of the parties with respect to the Offer, there are no other written or oral agreements regarding the Offer other than as disclosed in the Registration Statement, and none of the material terms and conditions thereof have been or will be waived or modified. We have also assumed that the parties have complied with and, if applicable, will continue to comply with the relevant covenants contained in the Registration Statement. If any of the above-described assumptions are untrue for any reason or if the Offer is consummated in a manner that is inconsistent with the manner described in the Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.

Subject to the assumptions, qualifications and limitations set forth therein, the discussion set forth in the Registration Statement under the caption “Certain United States Federal Income Tax Considerations”, insofar as it presents legal conclusions with respect to matters of U.S. federal income tax law, subject to the limitations and qualifications referred to therein, is the opinion of Haynes and Boone, LLP.

Gold Royalty Corp.

April 11, 2022

We express no opinion on any issue relating to U.S. federal income tax consequences other than those described herein, or on any issue of any state, local, foreign or other tax laws. Further, our opinions are not binding upon the U.S. Internal Revenue Service or the courts, and there is no assurance that the U.S. Internal Revenue Service or a court will not take a contrary position. These opinions are expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented, or assumed herein or any subsequent changes in applicable law, rules, or regulations or interpretations thereof.

The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect, which changes could affect our opinions. Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Offer or any other transactions.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Certain United States Federal Income Tax Considerations” and “Legal Matters” in the prospectus/offer to exchange included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP

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